Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-54837 on Form N-1A of our report dated February 10, 2026 relating to the financial statements and financial highlights of VIP Value Strategies Portfolio, and our report dated February 11, 2026 relating to the financial statements and financial highlights of VIP Growth & Income Portfolio and VIP Dynamic Capital Appreciation Portfolio, and our report dated February 13, 2026 relating to the financial statements and financial highlights of VIP Balanced Portfolio, and the consolidated financial statement and financial highlight of VIP Growth Opportunities Portfolio, appearing on Form N-CSR of  Variable Insurance Products Fund III for the year ended December 31, 2025, and to the references to us under the headings “Financial Highlights” and “Consolidated Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 15, 2026